                                                                    EXHIBIT 99.1

                                 [CHASE LOGO]


THE CHASE MANHATTAN CORPORATION
270 Park Avenue
New York, NY 10017-2070

                                  NEWS RELEASE


Investor Contact:  John Borden                    Press Contacts:  Kathleen Baum
                   212-270-7318                                    212-270-5089
                                                                   John Stefans
                   For Immediate Release                           212-270-7438
                   Tuesday, April 16, 1996



   CHASE NET INCOME UP 44 PERCENT TO $937 MILLION BEFORE MERGER-RELATED CHARGE

    New York, April 16, 1996 -- The Chase Manhattan Corporation today reported first quarter 1996 net income of $937 million, before a previously-announced restructuring charge, a 44 percent increase from first quarter 1995 results of $650 million. Primary earnings per share in the first quarter of 1996 were $1.98, before the charge, compared with $1.37 in the same 1995 period. Fully diluted earnings per share in the first quarter of 1996 were $1.97, before the charge, compared with $1.36 in the first quarter of 1995.

    Including the merger-related charge of $1.65 billion (approximately $1 billion after tax), the corporation reported a net loss of $89 million in the first quarter of 1996.

    "Strong revenue growth, coupled with continued success in managing expenses, got the new Chase off to an excellent start," said Walter V. Shipley, chairman and chief executive officer. "The solid, balanced performance of our global banking, regional banking and nationwide consumer franchises put the company firmly on track to achieve the performance targets we announced for 1996."

    The corporation's return on average common stockholders' equity, excluding the restructuring charge, was 19.5 percent, compared with 14.6 percent in the prior year first quarter. The efficiency ratio stood at 60 percent, compared with 67 percent in the first quarter of 1995.

                                     (More)

________________________________________________________________________________

NOTE: On March 31, 1996, The Chase Manhattan Corporation merged with and into Chemical Banking Corporation. Upon consummation of the merger, Chemical changed its name to The Chase Manhattan Corporation. The merger was accounted for as a pooling-of-interests and, accordingly, the information included in this release reports the combined results of Chase and Chemical as though the merger has been in effect for all periods presented.

SPECIAL ITEMS

    As announced last month, the corporation recognized a number of special items in the first quarter of 1996, including a charge of $102 million against the corporation's allowance for credit losses, as a result of conforming charge-off policies with respect to credit card receivables; a loss of $60 million ($37 million after tax) on the sale of a building in Japan; a charge of $40 million ($25 million after tax) related to conforming pension liabilities; and aggregate tax benefits and refunds of $132 million.

REVENUES

    Total reported revenue in the quarter rose 13 percent to $4,035 million, from $3,584 million in the first quarter of 1995. On an operating basis, excluding one-time items in the first quarters of 1996 and 1995, revenue rose 15 percent.

    Net interest income was $2,166 million, compared with $2,027 million in the first quarter of 1995. The increase reflected $54 million of interest on tax refunds recognized in the quarter and a higher level of interest-earning assets, offset by the effect of higher credit card securitizations. Average interest-earning assets were $254.7 billion, compared with $237.9 billion in the prior year quarter. The net yield on average interest-earning assets was 3.43 percent, compared with 3.48 percent.

    Noninterest revenue was $1,869 million, compared with $1,557 million. Corporate finance and syndication fees were $224 million, a $55 million increase from the first quarter of 1995, reflecting a higher level of investment banking activity, including loan syndications and new issues of high yield bonds. Trust and investment management fees in the first quarter of 1996 were $285 million, compared with $240 million in the prior-year quarter, due primarily to higher global services activity, reflecting, in part, the acquisition of the securities processing businesses of U.S. Trust in the third quarter of 1995. Fees related to credit cards were $233 million, up from $182 million, the result of an increase in both securitization volume and active accounts.

    Noninterest revenues from trading activities were $339 million, compared with $99 million in the first quarter of 1995, when trading results were adversely affected by major declines in the prices of emerging markets debt instruments. Total revenues from trading were $487 million, including net interest income of $148 million, as compared with total revenues from trading of $183 million, including $84 million of net interest income in the first quarter of 1995.

    Other noninterest revenue included equity-related investments of $223 million, up from $181 million, benefiting from a broad-based portfolio of investments in an active acquisition market. Also included were the previously mentioned $60 million loss on the sale of a building in Japan, and a $35 million charge related to the sale of emerging markets securities. In the 1995 first quarter, other noninterest revenue included an $85 million gain from the sale of the corporation's interest in Far East Bank and Trust.

                                     (More)

EXPENSES

    Excluding the previously mentioned $40 million charge associated with conforming pension liabilities, operating expenses were $2,406 million, up 2 percent from $2,360 million in 1995, driven primarily by costs related to stronger revenues, including higher incentive costs.

    The provision for losses in the first quarter of 1996 was $245 million, compared with $185 million in the first quarter of 1995. Net charge-offs were $347 million, compared with $207 million. The 1996 amount reflects the one-time charge related to conforming credit card policies, as well as an increased charge-off ratio and higher outstandings.

    The corporation recognized income tax benefits of $214 million in the first quarter of 1996, compared with income tax expense of $414 million in the first quarter of 1995. The 1996 amount includes tax benefits related to the restructuring charge, as well as aggregate tax benefits and refunds of $132 million. The corporation's operating tax rate was 38 percent in the current first quarter and 39 percent in 1995 first quarter.

OTHER FINANCIAL DATA

    At March 31, 1996, the allowance for credit losses was $3,683 million, compared with $3,874 million on the same date a year ago.

    Nonperforming assets at March 31, 1996, were $1,686 million, compared with $1,664 million on December 31, 1995, and $2,057 million on March 31, 1995. Nonperforming loans were $1,537 million, compared with $1,493 million on December 31, 1995, and $1,902 million on March 31, 1995. Assets acquired as loan satisfactions were $149 million on March 31, 1996, $171 million on December 31, 1995, and $155 million on March 31, 1995.

    Total assets at March 31, 1996, were $302 billion, compared with $306 billion on the same date a year ago. Total loans at March 31, 1996, were $149 billion, compared with $145 billion at March 31, 1995. At end of the first quarter of 1996, total deposits stood at $169 billion; that figure was $164 billion on March 31, 1995.

    The return on average assets for the first quarter of 1996 was 1.20 percent, before the restructuring charge, compared with .87 percent for the first 1995 quarter.

    At March 31, 1996, the estimated Tier I risk-based capital ratio was 7.7 percent, compared with 8.0 percent at March 31, 1995. The estimated Total risk-based capital ratio at March 31, 1996, was 11.7 percent, compared with 12.1 percent at March 31, 1995.

                                      # # #

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                 (in millions, except per share and ratio data)

                                                                          THREE MONTHS ENDED MARCH 31,
                                                                          ----------------------------
                                                                            1996                1995
                                                                            ----                ----
EARNINGS:
Income Before Restructuring Charge                                       $   937              $   650
Restructuring Charge (after-tax)                                          (1,026)                  --
                                                                         -------              -------
Income (Loss) After Restructuring Charge and Before
  Effect of Accounting Change                                            $   (89)             $   650
Effect of Change in Accounting Principle                                      --                  (11)(a)
                                                                         -------              -------
Net Income (Loss)                                                        $   (89)             $   639
                                                                         =======              =======
Net Income (Loss) Applicable to Common Stock                             $  (143)             $   578
                                                                         =======              =======
INCOME (LOSS) PER COMMON SHARE:
Primary:
    Income Before Restructuring Charge                                   $  1.98           $     1.37
    Restructuring Charge                                                   (2.30)                  --
                                                                         -------              -------
    Income (Loss) After Restructuring Charge and Before
      Effect of Accounting Change                                        $ (0.32)          $     1.37
    Effect of Change in Accounting Principle                                  --                (0.03)(a)
                                                                         -------              -------
    Net Income (Loss)                                                    $ (0.32)          $     1.34
                                                                         =======           ==========
Assuming Full Dilution:
    Income Before Restructuring Charge                                   $  1.97           $     1.36
    Restructuring Charge                                                   (2.29)                  --
                                                                         -------              -------
    Income (Loss) After Restructuring Charge and Before
      Effect of Accounting Change                                        $ (0.32)          $     1.36
    Effect of Change in Accounting Principle                                  --                (0.03)(a)
                                                                         -------              -------
    Net Income (Loss)                                                    $ (0.32)          $     1.33
                                                                         =======           ==========

Book Value at March 31,                                                  $ 39.41           $    38.22
Market Value at March 31,                                                $ 70.50           $    37.75
Common Stock Dividends Declared  (b)                                     $  0.56           $     0.44

COMMON SHARES OUTSTANDING:
Average Common and Common Equivalent Shares                                446.1                430.5
Average Common Shares Assuming Full Dilution                               449.1                439.5
Common Shares at Period End                                                434.3                425.4

PERFORMANCE RATIOS: (AVERAGE BALANCES) (c)
Income Before Restructuring Charge:
    Return on Assets                                                        1.20%                0.87%
    Return on Common Stockholders' Equity                                  19.53%               14.64%
    Return on Total Stockholders' Equity                                   18.09%               13.74%
Net Income (Loss):
    Return on Assets                                                         N/M                 0.87%
    Return on Common Stockholders' Equity                                    N/M                14.64%
    Return on Total Stockholders' Equity                                     N/M                13.74%

(a) On January 1, 1995, the Corporation adopted SFAS 106 for the accounting for other postretirement benefits relating to its foreign plans.
(b) The Corporation increased its quarterly common stock dividend from $0.50 per share to $0.56 per share in the first quarter of 1996.
(c) Performance ratios are based on annualized net income amounts.
N/M - As a result of the loss, these ratios are not meaningful.

                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                        CONSOLIDATED STATEMENT OF INCOME
                      (in millions, except per share data)

                                                                                        Three Months Ended
                                                                              ----------------------------------------
                                                                              March 31,       Dec. 31,     March 31,
                                                                                 1996           1995          1995
                                                                              -----------    -----------   -----------
INTEREST INCOME
Loans                                                                           $3,241         $3,252       $3,069
Securities                                                                         720            718          618
Trading Assets                                                                     429            402          359
Federal Funds Sold and Securities Purchased Under Resale Agreements                501            491          468
Deposits with Banks                                                                172            187          225
                                                                                ------         ------       ------
    Total Interest Income                                                        5,063          5,050        4,739
                                                                                ------         ------       ------

INTEREST EXPENSE
Deposits                                                                         1,644          1,602        1,500
Short-Term and Other Borrowings                                                  1,026          1,139          978
Long-Term Debt                                                                     227            231          234
                                                                                ------         ------       ------
    Total Interest Expense                                                       2,897          2,972        2,712
                                                                                ------         ------       ------

NET INTEREST INCOME                                                              2,166          2,078        2,027
Provision for Losses                                                               245            186          185
                                                                                ------         ------       ------
NET INTEREST INCOME AFTER PROVISION FOR LOSSES                                   1,921          1,892        1,842
                                                                                ------         ------       ------

NONINTEREST REVENUE
Corporate Finance and Syndication Fees                                             224            220          169
Trust and Investment Management Fees                                               285            277          240
Credit Card Revenue                                                                233            246          182
Service Charges on Deposit Accounts                                                 99            101          104
Fees for Other Financial Services                                                  378            363          367
Trading Revenue                                                                    339            274           99
Securities Gains (Losses)                                                           52             25          (18)
Other Revenue                                                                      259            259          414
                                                                                ------         ------       ------
    Total Noninterest Revenue                                                    1,869          1,765        1,557
                                                                                ------         ------       ------

NONINTEREST EXPENSE
Salaries                                                                         1,076          1,130          997
Employee Benefits                                                                  305            206          234
Occupancy Expense                                                                  221            224          228
Equipment Expense                                                                  184            187          198
Foreclosed Property Expense                                                         (9)           (15)         (25)
Other Expense                                                                      660            632          703
                                                                                ------         ------       ------
    Total Noninterest Expense Before Restructuring Charge                        2,437          2,364        2,335
Restructuring Charge and Expenses                                                1,656           --           --
                                                                                ------         ------       ------
    Total Noninterest Expense                                                    4,093          2,364        2,335
                                                                                ------         ------       ------

INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)
  AND EFFECT OF ACCOUNTING CHANGE                                                 (303)         1,293        1,064
Income Tax Expense (Benefit)                                                      (214)           466          414
                                                                                ------         ------       ------
INCOME (LOSS) BEFORE EFFECT OF ACCOUNTING CHANGE                                   (89)           827          650
Effect of Change in Accounting Principle                                            --             --          (11)
                                                                                ------         ------       ------
NET INCOME (LOSS)                                                               $  (89)        $  827       $  639
                                                                                ======         ======       ======
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK                                    $ (143)        $  773       $  578
                                                                                ======         ======       ======
INCOME (LOSS) PER COMMON SHARE:
Primary:
    Income (Loss) Before Effect of Accounting Change                            $(0.32)        $ 1.73       $ 1.37
    Effect of Change in Accounting Principle                                        --             --        (0.03)
                                                                                ------         ------       ------
    Net Income (Loss)                                                           $(0.32)        $ 1.73       $ 1.34
                                                                                ------         ------       ------
Assuming Full Dilution:
    Income (Loss) Before Effect of Accounting Change                            $(0.32)        $ 1.73       $ 1.36
    Effect of Change in Accounting Principle                                        --             --        (0.03)
                                                                                ------         ------       ------
    Net Income (Loss)                                                           $(0.32)        $ 1.73       $ 1.33
                                                                                ======         ======       ======

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           NONINTEREST REVENUE DETAIL
                                  (in millions)

                                                                                                THREE MONTHS ENDED
                                                                                   ------------------------------------------
                                                                                    MARCH 31,        DEC. 31,      MARCH 31,
                                                                                      1996            1995           1995
                                                                                   -----------     -----------    -----------
FEES FOR OTHER FINANCIAL SERVICES:
Commissions on Letters of Credit and Acceptances                                     $  89           $  88          $  91
Fees in Lieu of Compensating Balances                                                   74              68             69
Mortgage Servicing Fees                                                                 50              53             54
Loan Commitment Fees                                                                    30              27             33
Other Fees                                                                             135             127            120
                                                                                     -----           -----          -----
    Total                                                                            $ 378           $ 363          $ 367
                                                                                     =====           =====          =====
TRADING REVENUE:
Interest Rate Contracts                                                              $ 111           $  99          $  54
Foreign Exchange Revenue                                                               123             113            167
Debt Instruments and Other                                                             105              62           (122)
                                                                                     -----           -----          -----
    Total                                                                            $ 339           $ 274          $  99
                                                                                     =====           =====          =====
OTHER REVENUE:
Revenue from Equity-Related Investments                                              $ 223           $ 131          $ 181
Net Gains (Losses) on Emerging Markets Securities Sales                                (35)             13             24
Gain on Sale of Investment in Far East Bank and Trust Company                           --              --             85
Residential Mortgage Origination/Sales Activities                                       28              67             41
Loss on Sale of a Building in Japan                                                    (60)             --             --
All Other Revenue                                                                      103              48             83
                                                                                     -----           -----          -----
    Total                                                                            $ 259           $ 259          $ 414
                                                                                     =====           =====          =====

_______________________________________________________________________________

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           NONINTEREST EXPENSE DETAIL
                                  (IN MILLIONS)


                                                                                              THREE MONTHS ENDED
                                                                                   ------------------------------------------
                                                                                    MARCH 31,        DEC. 31,      MARCH 31,
                                                                                      1996            1995           1995
                                                                                   -----------     -----------    -----------
OTHER EXPENSE:
Professional Services                                                                   $ 129        $ 152          $ 135
Marketing Expense                                                                          90           88             81
FDIC Assessments                                                                            1(a)        10(a)          57
Telecommunications                                                                         85           84             81
Amortization of Intangibles                                                                43           43             47
All Other                                                                                 312          255            302
                                                                                        -----        -----          -----
    Total                                                                               $ 660        $ 632          $ 703
                                                                                        =====        =====          =====


(a)  Reflects the impact of a reduction in the FDIC assessment rate.

                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                         OPERATING FINANCIAL HIGHLIGHTS
                 (in millions, except per share and ratio data)

                                                                                 SUMMARY OF RESULTS FOR THE
                                                                                 THREE MONTHS ENDED MARCH 31,
                                                       ----------------------------------------------------------------------------
                                                                           1996                               1995
                                                       --------------------------------------   -----------------------------------
                                                         OPERATING       SPECIAL      AS        OPERATING    SPECIAL         AS
                                                          EARNINGS        ITEMS    REPORTED      EARNINGS     ITEMS       REPORTED
                                                          --------        -----    --------      --------     -----       --------
EARNINGS:
Net Interest Income                                       $2,112      $    54 (c)   $2,166      $2,027        $  --        $ 2,027
Noninterest Revenue                                        1,929          (60)(d)    1,869       1,472           85(h)       1,557
                                                          ------      -------       ------      ------        -----        -------
Total Operating Revenue                                    4,041           (6)       4,035       3,499           85          3,584
Operating Expense                                          2,406           40(e)     2,446       2,360           --          2,360
Credit Costs (a)                                             236           --          236         160           --            160
                                                          ------      -------       ------      ------        -----        -------
Income Before Restructuring Charge                         1,399          (46)       1,353         979           85          1,064
Restructuring Charge                                          --        1,656(f)     1,656          --           --             --
                                                          ------      -------       ------      ------        -----        -------
Income (Loss) After Restructuring Charge                   1,399       (1,702)        (303)        979           85          1,064
Tax Expense (Benefit)                                        532         (746)(g)     (214)        380           34            414
                                                          ------      -------       ------      ------        -----        -------
Net Income (Loss) Before Effect
     of Accounting Change                                    867         (956)         (89)        599           51            650
Effect of Change in Accounting Principle                      --           --           --          --          (11)           (11)
                                                          ------      -------       ------      ------        -----        -------
Net Income (Loss)                                         $  867      $  (956)      $  (89)     $  599        $  40            639
                                                          ======      =======       ======      ======        =====        =======
INCOME (LOSS)  PER COMMON SHARE:
Primary:
  Income (Loss) Before Effect of Accounting Change        $ 1.82                    $(0.32)     $ 1.25                     $  1.37
  Effect of Change in Accounting Principle                    --                        --          --                       (0.03)
                                                          ------                    ------      ------                     -------
  Net Income (Loss)                                       $ 1.82                    $(0.32)       1.25                        1.34
                                                          ======                    ======      ======                     =======
Assuming Full Dilution:
  Income (Loss) Before Effect of Accounting Change        $ 1.81                    $(0.32)       1.24                        1.36
  Effect of Change in Accounting Principle                    --                        --          --                       (0.03)
                                                          ------                    ------      ------                     -------
  Net Income (Loss)                                       $ 1.81                    $(0.32)       1.24                        1.33
                                                          ======                    ======      ======                     =======
PERFORMANCE RATIOS:
Return on Assets (b)                                        1.11%                      N/M        0.81%                       0.87%
Return on Common Stockholders' Equity (b)                  17.98%                      N/M       13.63%                      14.64%
Return on Total Stockholders' Equity (b)                   16.73%                      N/M       12.88%                      13.74%
Efficiency Ratio                                              60%                       61%         67%                         66%

CAPITAL RATIOS AT MARCH 31:
Common Stockholders' Equity to Assets                       6.0%                       5.7%        5.3%                        5.3%
Total Stockholders' Equity to Assets                        6.9%                       6.5%        6.2%                        6.2%
Tier 1 Leverage                                             6.7%                       6.4%        6.5%                        6.5%
Risk-Based Capital:
    Tier 1 (4.0% required)                                  8.1*%                      7.7*%       8.0%                        8.0%
    Total (8.0% required)                                  12.2*%                     11.7*%      12.1%                       12.1%

(a) Credit Costs include the Provision for Losses and Foreclosed Property
    Expense.
(b) Based on average balances and annualized net income amounts.
(c) Receipt of interest related to Federal and State tax audit settlements.
(d) Loss on sale of a building in Japan.
(e) Costs incurred in combining the Corporation's foreign retirement plans.
(f) In connection with the merger, a $1,650 million restructuring charge was recorded on March 31, 1996. The remaining $6 million was incurred and recognized under a recently issued accounting pronouncement.
(g) Includes tax benefits related to the restructuring charge as well as aggregate tax benefits and refunds.
(h) Gain on the sale of investment in Far East Bank and Trust Company.
N/M - As a result of the loss, these ratios are not meaningful.
*  Estimated

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  (IN MILLIONS)

                                                            MARCH 31,              MARCH 31,
                                                              1996                   1995
                                                            ---------              ---------
ASSETS
Cash and Due from Banks                                     $  10,846              $  12,243
Deposits with Banks                                             6,257                  9,239
Federal Funds Sold and Securities
    Purchased Under Resale Agreements                          19,292                 22,391
Trading Assets:
    Debt and Equity Instruments                                24,804                 18,047
    Risk Management Instruments                                23,641                 43,380
Securities:
    Available-for-Sale                                         38,646                 24,302
    Held-to-Maturity                                            4,398                 10,485
Loans (Net of Unearned Income)                                149,331                145,053
Allowance for Credit Losses                                    (3,683)                (3,874)
Premises and Equipment                                          3,801                  3,965
Due from Customers on Acceptances                               2,053                  1,973
Accrued Interest Receivable                                     2,489                  2,426
Other Assets                                                   20,109                 16,280
                                                            ---------              ---------
    TOTAL ASSETS                                            $ 301,984              $ 305,910
                                                            =========              =========

LIABILITIES
Deposits:
  Domestic:
    Noninterest-Bearing                                     $  28,518              $  30,056
    Interest-Bearing                                           68,085                 66,879
  Foreign:
    Noninterest-Bearing                                         3,898                  2,841
    Interest-Bearing                                           68,433                 63,942
                                                            ---------              ---------
Total Deposits                                                168,934                163,718
Federal Funds Purchased and Securities
    Sold Under Repurchase Agreements                           37,369                 34,850
Other Borrowed Funds                                           12,746                 12,325
Acceptances Outstanding                                         2,060                  1,979
Trading Liabilities                                            33,025                 49,709
Accounts Payable, Accrued Expenses and Other Liabilities       15,106                 11,212
Long-Term Debt                                                 12,977                 13,007
                                                            ---------              ---------
    TOTAL LIABILITIES                                         282,217                286,800
                                                            ---------              ---------

STOCKHOLDERS' EQUITY
Preferred Stock                                                 2,650                  2,850
Common Stock                                                      438                    448
Capital Surplus                                                10,558                 10,716
Retained Earnings                                               6,969                  6,456
Net Unrealized Loss on Securities Available-for-Sale,
  Net of Taxes                                                   (610)                  (510)
Treasury Stock, at Cost                                          (238)                  (850)
                                                            ---------              ---------
    TOTAL STOCKHOLDERS' EQUITY                                 19,767                 19,110
                                                            ---------              ---------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $ 301,984              $ 305,910
                                                            =========              =========

                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                       CONSOLIDATED STATEMENT OF CHANGES
                            IN STOCKHOLDERS' EQUITY
                                 (in millions)

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                       ------------------------
                                                          1996           1995
                                                       --------        --------
PREFERRED STOCK:
Balance at Beginning of Year                           $  2,650        $  2,850
                                                           --              --
                                                       --------        --------
Balance at End of Period                               $  2,650        $  2,850
                                                       --------        --------

COMMON STOCK:
Balance at Beginning of Year                           $    458        $    447
Retirement of Treasury Stock                                (20)(a)        --
Issuance of Common Stock                                   --                 1
                                                       --------        --------
Balance at End of Period                               $    438        $    448
                                                       --------        --------

CAPITAL SURPLUS:
Balance at Beginning of Year                           $ 11,075        $ 10,671
Retirement of Treasury Stock                               (433)(a)        --
Issuance of Common Stock                                   (100)             44
Restricted Stock Granted, Net of Amortization                16               1
                                                       --------        --------
Balance at End of Period                               $ 10,558        $ 10,716
                                                       --------        --------

RETAINED EARNINGS:
Balance at Beginning of Year                           $  7,997        $  6,045
Net Income                                                  (89)            639
Retirement of Treasury Stock                               (557)(a)        --
Cash Dividends Declared:
  Preferred Stock                                           (54)            (61)
  Common Stock                                             (328)           (177)
Accumulated Translation Adjustment                         --                10
                                                       --------        --------
Balance at End of Period                               $  6,969        $  6,456
                                                       --------        --------

NET UNREALIZED LOSS ON SECURITIES
  AVAILABLE-FOR-SALE:
Balance at Beginning of Year                           $   (237)       $   (473)
Net Change in Fair Value of Securities
  Available-for-Sale,
  Net of Taxes                                             (373)            (37)
                                                       --------        --------
Balance at End of Period                               $   (610)       $   (510)
                                                       --------        --------

COMMON STOCK IN TREASURY, AT COST:
Balance at Beginning of Year                           $ (1,107)       $   (667)
Retirement of Treasury Stock                              1,010(a)         --
Purchase of Treasury Stock                                 (708)           (189)
Reissuance of Treasury Stock                                567               6
                                                       --------        --------
Balance at End of Period                               $   (238)       $   (850)
                                                       --------        --------

TOTAL STOCKHOLDERS' EQUITY                             $ 19,767        $ 19,110
                                                       ========        ========

(a) Reflects cancellation and retirement of all remaining shares of Chase common stock held in Chase's Treasury.

                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                           CREDIT RELATED INFORMATION
                          (in millions, except ratios)

                                           LOANS OUTSTANDING       NONPERFORMING ASSETS
                                          -------------------      --------------------
                                               MARCH 31,                 MARCH 31,
                                             1996       1995        1996          1995
                                          --------   --------      ------        ------
Domestic Commercial:
        Commercial Real Estate            $  6,514   $  7,847      $  442        $  635
        Other Commercial                    38,101     36,659         476           524
                                          --------   --------      ------        ------
            Total Commercial Loans          44,615     44,506         918         1,159
                                          --------   --------      ------        ------
Domestic Consumer:
        Residential Mortgage                35,908     29,449         246           211
        Credit Card                         13,704     16,145        --            --
        Other Consumer                      19,449     18,695          37            45
                                          --------   --------      ------        ------
            Total Consumer Loans            69,061     64,289         283           256
                                          --------   --------      ------        ------
Total Domestic Loans                       113,676    108,795       1,201         1,415
Foreign                                     35,655     36,258         336           487
                                          --------   --------      ------        ------
Total Loans                               $149,331   $145,053       1,537         1,902
                                          ========   ========
Assets Acquired as Loan Satisfactions                                 149           155
                                                                   ------        ------
Total Nonperforming Assets                                         $1,686        $2,057
                                                                   ======        ======
ASSETS HELD FOR ACCELERATED DISPOSITION                            $  212        $  402
                                                                   ======        ======

                                                                    THREE MONTHS ENDED
                                                                        MARCH 31,
                                                                   -------------------
                                                                   1996           1995
                                                                   -----         -----
Net Charge-Offs:
    Domestic Commercial:
        Commercial Real Estate                                     $   4         $   1
        Other Commercial                                             (48)          (18)
                                                                   -----         -----
            Total Commercial                                         (44)          (17)
                                                                   -----         -----
    Domestic Consumer:
        Residential                                                   (8)          (12)
        Credit Card                                                 (165)         (158)
        Other Consumer                                               (37)          (31)
                                                                   -----         -----
            Total Consumer                                          (210)         (201)
                                                                   -----         -----
    Total Domestic Net Charge-offs                                  (254)         (218)
    Foreign                                                            9            11
                                                                   -----         -----
Subtotal Net Charge-offs                                            (245)         (207)
    Charge Related to Conforming Credit Card Charge-off Policies    (102)
                                                                   -----         -----
Total Net Charge-offs                                              $(347)        $(207)
                                                                   =====         =====


                            AS OF OR FOR THE THREE MONTHS ENDED          MARCH 31,
                                                                  ----------------------
                                                                    1996           1995
                                                                  -------        -------
MANAGED CREDIT CARD PORTFOLIO:
Average Managed Credit Card Receivables                           $23,183        $19,276
Past Due 90 Days & Over and Accruing                              $   495        $   439
   As a Percentage of Average Credit Card Receivables                2.15%          2.28%
Net Charge-offs                                                   $   270(a)     $   189(a)
   As a Percentage of Average Credit Card Receivables                4.66%          3.92%

(a) Includes $105 million and $31 million, respectively, of net charge-offs related to securitized credit card receivables.

                THE CHASE MANHATTAN CORPORATION and Subsidiaries
        Condensed Average Consolidated Balance Sheet, Interest and Rates
              (Taxable-Equivalent Interest and Rates; in millions)

                                                              THREE MONTHS ENDED                 THREE MONTHS ENDED
                                                                MARCH 31, 1996                     MARCH 31, 1995
                                                    ------------------------------------  ---------------------------------
                                                     AVERAGE                    RATE       AVERAGE                 RATE
                                                     BALANCE      INTEREST  (ANNUALIZED)   BALANCE   INTEREST  (ANNUALIZED)
                                                    --------      --------  ------------  --------   --------  ------------
ASSETS
Liquid Interest-Earning Assets                      $ 62,321      $  1,102      7.11%     $ 62,077    $1,052       6.87%
Securities                                            42,706           725      6.83%       34,620       626       7.34%
Loans                                                149,634         3,241      8.71%      141,168     3,075       8.83%
                                                    --------      --------                --------    ------
Total Interest-Earning Assets                        254,661         5,068      8.01%      237,865     4,753       8.10%
Total Noninterest-Earning Assets                      58,264                                61,433
                                                    --------                              --------
    Total Assets                                    $312,925                              $299,298
                                                    ========                              ========
LIABILITIES
Total Interest-Bearing Deposits                     $134,873         1,644      4.90%     $132,798     1,500       4.58%
Total Short-Term and Other Borrowings                 66,742         1,026      6.20%       59,728       978       6.64%
Long-Term Debt                                        12,976           227      7.05%       13,054       234       7.28%
                                                    --------      --------                --------    ------
Total Interest-Bearing Liabilities                   214,591         2,897      5.43%      205,580     2,712       5.35%
Total Noninterest-Bearing Liabilities                 77,496      --------                  74,857    ------
                                                    --------                              --------
    Total Liabilities                                292,087                               280,437
                                                    --------                              --------
STOCKHOLDERS' EQUITY
Preferred Stock                                        2,650                                 2,850
Common Stockholders' Equity                           18,188                                16,011
                                                    --------                              --------
    Total Stockholders' Equity                        20,838                                18,861
                                                    --------                              --------
    Total Liabilities and Stockholders' Equity      $312,925                              $299,298
                                                    ========                              ========

INTEREST RATE SPREAD                                                            2.58%                              2.75%
                                                                                ====                               ====
NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS                                    $  2,171      3.43%                 $2,041       3.48%
                                                                  ========      ====                  ======       ====